Exhibit 99.1

GENIUS BRANDS INTERNATIONAL, INC. ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS AND BUSINESS UPDATE

Kid Genius Cartoons Plus! Channel Now Available to 80 MM Amazon Prime Subscribers;

Pre-Production Continues on Rainbow Rangers; Post-Production Continues on Netflix Original Llama Llama

Beverly Hills, CA, November 15, 2017 – Genius Brands International, Inc. (NASDAQ: GNUS) (“Genius” or the “Company”) announced today its financial results for the three and nine months ended September 30, 2017:

Business Highlights:

•	Deferred revenue continues to grow quarter over quarter and totaled $5.1 million as of September 30, 2017, representing a 63% increase over the period ended December 31, 2016.

•	For the three months ended September 30, 2017, revenues increased 113% over the prior period, while remaining constant for the nine months ended September 30, 2017 compared to the prior period.

•	For the three months ended September 30, 2017, operating expenses decreased by 14% over the prior period. For the nine months ended September 30, 2017, operating expenses decreased by 17% over the prior period.

Management Commentary:

Andy Heyward, Chairman and CEO of Genius Brands International, Inc. commented, “Today, we released our financial results for the three and nine-month periods ended September 30, 2017. The third quarter of 2017 was a positive quarter for the Company from both an operational and financial perspective.

As we have discussed in previous quarters, the Company has two pillars of value creation - the brands we create, manage and monetize, and the Kid Genius Cartoon Channel. On September 28, 2017, we launched the Kid Genius Cartoons Plus! channel on Amazon Prime. This subscription streaming service is available to Amazon’s 80 million Prime members for a monthly subscription fee of $3.99 that we share with Amazon. Kid Genius Cartoons Plus! features the Company’s brands, as well as content we have licensed from third parties, such as Inspector Gadget, Liberty’s Kids, Dino Squad, Eddie is a Yeti, Carl Squared, La Golda and Heads Up. In addition, the channel will also feature third-party preschool series, such as The Day Henry Met, So Smart!, Baby Prodigy, and Happy Kids. We believe that the Kid Genius Cartoons Plus! channel will enable us to grow awareness of our brands to consumers, as well as expand our revenue streams to include a subscription-based model.

On the brand side, we’ve had a positive quarter for many of our already-released brands as well as those currently in production. Thomas Edison’s Secret Lab and SpacePOP are both continuing to progress, as reflected in the revenue increases in both Television & Home Entertainment and Licensing & Royalties in the third quarter of 2017 compared to the prior period.

Investment in Llama Llama increased during the quarter as we continued post-production during the quarter, while investment in Rainbow Rangers also increased, as pre-production activities, such as character design and scripting, began during the quarter. Both series have been licensed, with Llama Llama premiering on Netflix and Rainbow Rangers premiering on Nick Jr. While both series are still in production, we have been generating sales activities around both brands in advance of their completion. We continue to sign new agreements with consumer products licensees. During the quarter, we secured consumer products licensees in categories that include animatronic plush, cosmetics, backpacks and luggage, clothing, and motorized toys. As we have previously mentioned, while we cannot disclose the specific deal terms, these arrangements provide us minimum guaranteed royalties (and many times advances against that guaranteed minimum royalties) against future royalties. Average industry royalty rates are ten percent, providing the company with a share of either the retail or wholesale price of the products. The collection of these minimum guarantees and advances are reflected in the growing deferred revenue balances.

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In addition to these activities within the third quarter, there were a few additional events which occurred subsequent to the end of the quarter that are noteworthy. Our sales teams were in Europe at three different markets including Brand Licensing Europe, the consumer products market in London, and MIPJunior and MIPCOM, the two content distribution/acquisition markets in Cannes. Feedback from potential licensees and broadcasters has been strong across all our brands, in particular for Rainbow Rangers, as well as for our Kid Genius Cartoon Channel. We expect to announce deals coming out of those markets in the next several weeks and months.

Lastly, on October 3, 2017, the Company sold, in a registered direct offering, an aggregate of 1,647,691 shares of Common Stock at an offering price of $3.90 per share and, in a concurrent private placement, warrants to purchase an aggregate of 1,647,691 shares of Common Stock for gross proceeds of approximately $6,425,995 before deducting the placement agent fee and related offering expenses which we intend to use for general corporate purposes and working capital.”

Conference Call:

Genius Brands International Chairman & CEO, Andy Heyward will host a conference call to discuss the Company's third quarter 2017 financial results and business update on Wednesday, November 15, 2017 at 4:00 PM ET / 1:00 PM PT.

Conference Call Information:
When: Wednesday, November 15 at 4:00 PM ET/1:00 PM PT.
Dial-in: U.S.: 877-407-8291 and International: 201-689-8345

Please join the conference call at least 15 minutes early to register. A digital replay will be available by telephone approximately two hours after the completion of the call until December 30, 2017 and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID# 13673522.

About Genius Brands International, Inc.

Headquartered in Beverly Hills, California, Genius Brands International, Inc. (GNUS) is a leading global media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media distribution and retail channels. Led by award-winning creators and producers, Genius Brands distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters. In the children's media sector, its portfolio of “content with a purpose” includes new preschool properties Rainbow Rangers for Nick Jr. and Llama Llama for Netflix; tween music-driven, YouTube brand SpacePOP; award-winning toddler brand Baby Genius; adventure comedy series Thomas Edison's Secret Lab, and Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company is also co-producing an all-new adult animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter. Genius Brands’ Kid Genius Cartoon Channel is currently available in approximately 60 million households via Comcast and OTT platforms and Kid Genius Cartoons Plus!, which is now available to Amazon Prime subscribers. For additional information please visit www.gnusbrands.com.

GENIUS BRANDS INTERNATIONAL, INC. INVESTOR RELATIONS:

Michael Porter

PLR Investor Relations

212.564.7000

mike@plrinvest.com

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FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management’s view of Genius Brands’ future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Genius Brands to be materially different than those expressed or implied in such statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the loss of key personnel; lawsuits against the Company in the ordinary course of business that may divert management’s attentions from the operations of the Company and the Company’s ability to raise additional capital to fund its operations and business on favorable terms. Other unknown or unpredictable factors also could have material adverse effects on Genius Brands’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Genius Brands cannot guarantee future results, levels of activity, performance or achievements. Accordingly, readers should not place undue reliance on these forward-looking statements. Finally, Genius Brands undertakes no obligation to update these statements after the date of this release, except as required by law.

Tables to follow

The following tables should be read in conjunction with the footnotes accompanying the consolidated financial statements contained within the Form 10-Q for the quarterly period ended September 30, 2017.

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Genius Brands International, Inc.

Consolidated Balance Sheets

As of September 30, 2017 and December 31, 2016

ASSETS	September 30, 2017	December 31, 2016
	(Unaudited)
Current Assets:
Cash and Cash Equivalents	$2,247,402	$1,887,921
Restricted Cash	1,000,000	1,000,000
Accounts Receivable, net	130,179	122,910
Other Receivables	160,545	–
Inventory, net	18,502	6,562
Prepaid and Other Assets	433,272	359,395
Total Current Assets	3,989,900	3,376,788

Property and Equipment, net	86,295	90,461
Other Receivables	96,327	–
Film and Television Costs, net	4,232,632	2,260,964
Intangible Assets, net	1,801,878	1,845,650
Goodwill	10,365,805	10,365,805
Total Assets	$20,572,837	$17,939,668

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$336,122	$648,638
Accrued Expenses	225,178	249,482
Deferred Revenue	489,394	410,662
Accrued Salaries and Wages	151,150	132,827
Disputed Trade Payable	925,000	925,000
Service Advance	–	1,489,583
Total Current Liabilities	2,126,844	3,856,192

Long Term Liabilities:
Deferred Revenue	4,583,455	2,695,946
Production Facility	3,495,524	1,332,004
Total Liabilities	10,205,823	7,884,142

Commitments & Contingencies (Note 13)

Stockholders’ Equity
Preferred Stock, $0.001 par value, 10,000,000 shares authorized; 3,605 and 4,895 shares issued and outstanding, respectively	4	5
Common Stock, $0.001 par value, 233,333,334 shares authorized; 5,938,103 and 4,010,649 shares issued and outstanding, respectively	5,939	4,011
Common Stock to Be Issued	24	24
Additional Paid in Capital	50,741,109	46,697,005
Accumulated Deficit	(40,374,944)	(36,642,761)
Accumulated Other Comprehensive Loss	(5,118)	(2,758)
Total Stockholders’ Equity	10,367,014	10,055,526

Total Liabilities and Stockholders’ Equity	$20,572,837	$17,939,668

The notes included in the Form 10-Q are an integral part of these financial statements.

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Genius Brands International, Inc.

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues:
Licensing & Royalties	$94,430	$85,660	$365,993	$347,128
Television & Home Entertainment	155,003	34,826	263,142	285,433
Advertising Sales	7,008	–	13,027	–
Product Sales	60	–	8,561	16,150
Total Revenues	256,501	120,486	650,723	648,711

Operating Expenses:
Marketing and Sales	86,715	220,627	361,761	686,577
Direct Operating Costs	186,226	44,220	254,243	252,688
General and Administrative	1,150,147	1,389,360	3,772,643	4,325,703
Total Operating Expenses	1,423,088	1,654,207	4,388,647	5,264,968

Loss from Operations	(1,166,587)	(1,533,721)	(3,737,924)	(4,616,257)

Other Income (Expense):
Other Income	2,975	3,238	8,568	3,298
Interest Expense	(794)	(417)	(2,827)	(2,570)
Interest Expense - Related Parties	–	–	–	(6,141)
Gain on Distribution Contracts	–	–	–	258,103
Net Other Income (Expense)	2,181	2,821	5,741	252,690

Loss before Income Tax Expense	(1,164,406)	(1,530,900)	(3,732,183)	(4,363,567)

Income Tax Expense	–	–	–	–

Net Loss Applicable to Common Shareholders	$(1,164,406)	$(1,530,900)	$(3,732,183)	$(4,363,567)

Net Loss per Common Share (Basic And Diluted)	$(0.20)	$(0.38)	$(0.67)	$(1.12)

Weighted Average Shares Outstanding (Basic and Diluted)	5,923,838	3,988,626	5,591,492	3,889,108

The notes included in the Form 10-Q are an integral part of these financial statements.

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Genius Brands International, Inc.

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	September 30, 2017	September 30, 2016
Cash Flows from Operating Activities:
Net Loss	$(3,732,183)	$(4,363,567)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Amortization of Film and Television Costs	37,935	158,168
Depreciation Expense	51,527	49,637
Amortization Expense	43,771	57,763
Imputed Interest Expense	–	6,141
Stock Issued for Services	130,000	39,000
Stock Compensation Expense	514,108	1,236,880
Gain on Distribution Contracts	–	(258,103)
Loss on Impairment of Assets	–	1,850

Decrease (Increase) in Operating Assets:
Accounts Receivable	(9,626)	220,285
Other Receivables	(256,872)	–
Inventory	(11,940)	518
Prepaid Expenses & Other Assets	(73,877)	(253,678)
Film and Television Costs, Net	(1,880,811)	(754,770)

Increase (Decrease) in Operating Liabilities:
Accounts Payable	(312,516)	66,247
Accrued Expenses	(24,304)	(274,042)
Deferred Revenue	476,655	2,159,120
Accrued Salaries and Wages	18,323	23,223
Net Cash Used in Operating Activities	(5,029,810)	(1,885,328)

Cash Flows from Investing Activities:
Investment in Intangible Assets	–	(5,650)
Purchase of Fixed Assets	(47,361)	(1,542)
Net Cash Used in Investing Activities	(47,361)	(7,192)

Cash Flows from Financing Activities:
Proceeds from Warrant Exchange, Net	3,401,924	–
Proceeds from Exercise of Warrants	–	110,000
Proceeds from Production Facility, Net	2,034,728	237,567
Net Cash Provided by Financing Activities	5,436,652	347,567

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	359,481	(1,544,953)
Beginning Cash, Cash Equivalents, and Restricted Cash	2,887,921	5,187,620
Ending Cash, Cash Equivalents, and Restricted Cash	$3,247,402	$3,642,667

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$2,827	$1,450

Schedule of Non-Cash Financing and Investing Activities
Issuance of Common Stock in Relation to Sony Transaction	$1,489,583	$–
Issuance of Common Stock in Satisfaction of Short Term Advances	$–	$410,535

The notes included in the Form 10-Q are an integral part of these financial statements.

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